UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Barnes Group Inc.
123 Main Street
Bristol, CT 06010

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 8, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Barnes Group Inc. (the “Company”), dated March 27, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 8, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 1, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2020

To the Stockholders of BARNES GROUP INC.:

Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, our community and our stockholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of Barnes Group Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Friday, May 8, 2020 at 11:00 a.m., Eastern Time.  In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will now be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 13, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. The virtual meeting will be held here: http://www.virtualshareholdermeeting.com/B2020. A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders of record during the entire time of the Annual Meeting on the virtual meeting website.

To be admitted to the virtual Annual Meeting, you must use the link provided above and enter the control number found on your proxy card, voting instruction form or notice you previously received with the proxy materials. Once admitted, you may vote and submit questions during the virtual Annual Meeting by following the instructions available on the meeting website. If you do not have your control number, you may attend the virtual Annual Meeting as a guest (non-stockholder) but will not have the option to vote your shares at the virtual Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

s/ James C. Pelletier
James C. Pelletier
Senior Vice President, General Counsel & Secretary

April 1, 2020

The Annual Meeting on May 8, 2020 at 11:00 a.m. Eastern Time is available at
http://www.virtualshareholdermeeting.com/B2020. The proxy statement is available on our Investor Relations Website at each of the following addresses: http://ir.barnesgroupinc.com/resources/annual-stockholder-meeting/default.aspx, http://ir.barnesgroupinc.com/financials/proxy-statements/default.aspx, or http://ir.barnesgroupinc.com/financials/sec-filings/default.aspx, and the Annual Report is available at http://ir.barnesgroupinc.com/financials/annual-reports/default.aspx. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.